UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014 (September 29, 2014)

Medical Action Industries Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13251	11-2421849
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Expressway Drive South
Brentwood, New York	11717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(631) 231-4600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement

On September 29, 2014, Medical Action Industries Inc. (the “Company”) repaid in full all fees, expenses and all other outstanding amounts (the “September 29 Repayment”) under the credit agreement dated May 17, 2013 (as amended by the First Amendment, dated June 2, 2014, the “Credit Agreement”) among the Company, as borrower, Wells Fargo Bank, National Association, as administrative agent for each member of the Lender Group (as defined in the Credit Agreement) and the Bank Product Providers (as defined in the Credit Agreement).

The Company previously repaid all term loan and outstanding revolving loan obligations under the Credit Agreement, as more particularly described in the Company’s Current Report on the Form 8-K dated June 3, 2014.

Upon the September 29 Repayment, the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) were terminated.

Item 5.07    Submission of Matters to a Vote of Security Holders

The Company held a Special Meeting of Stockholders on September 29, 2014.  Set forth below are the final voting results for each of the three proposals submitted to a stockholder vote.

Proposal No. 1.  The adoption of the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of June 24, 2014, by and among Owens & Minor, Inc., a Virginia corporation (“Owens & Minor”), Mongoose Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Owens & Minor (“Merger Sub”) and the Company, providing for the merger of Merger Sub with and into the Company (the “Merger”), was approved as follows:

For	Against	Abstain	Broker Non-Votes
12,399,386	25,747	27,745	18,574

Proposal No. 2.  Specified compensation that may become payable to the Company’s named executive offices in connection with the Merger, was approved, on an advisory (non-binding) basis, as follows:

For	Against	Abstain	Broker Non-Votes
10,717,384	171,993	1,563,501	18,574

Proposal No. 3. The adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there were insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement, was approved as follows:

For	Against	Abstain	Broker Non-Votes
12,012,084	333,485	125,883	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL ACTION INDUSTRIES INC.

	By:	/s/ Brian Baker
Brian Baker
Chief Financial Officer

Dated: September 30, 2014